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===============================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        GENSCI REGENERATION SCIENCES INC.
             (Exact name of registrant as specified in its charter)

     PROVINCE OF BRITISH COLUMBIA, CANADA                NOT APPLICABLE
       (State or other jurisdiction                    (I.R.S. Employer
      of incorporation or organization)               Identification No.)

            1000 - 1235 BAY STREET, TORONTO, ONTARIO, CANADA M5R 3K4
               (Address of Principal Executive Offices) (Zip Code)

                     AMENDED AND RESTATED STOCK OPTION PLAN
                            (Full title of the plan)

                                 DOUGLASS WATSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        GENSCI REGENERATION SCIENCES INC.
            1000 - 1235 BAY STREET, TORONTO, ONTARIO, CANADA M5R 3K4
                     (Name and address of agent for service)

                                 (416) 934-5035
          (Telephone number, including area code, of agent for service)

                          COPIES OF COMMUNICATIONS TO:

                                 J. BRAD WIGGINS
                                MILLER & HOLGUIN
                        1801 CENTURY PARK EAST, 7TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                   Proposed Maximum       Proposed Maximum
Title of Each Class of       Amount To Be              Offering          Aggregate Offering      Amount of Registration Fee
      Securities              Registered          Price Per Share(4)          Price(4)
  To Be Registered(1)
===============================================================================================================================
 Common Shares subject
to outstanding options       4,698,750 shares (5)   $ 0.2864508(2)           $1,345,960.70                     $ 108.89

    Common Shares,
     not subject to            601,250 shares (6)   $0.51561144(3)           $  310,011.38                     $  25.08
  outstanding options

             TOTAL:          5,300,000 SHARES (7)                            $1,655,972.08                     $ 133.97
===============================================================================================================================

(1) Common Shares with no par value, offered by the Company pursuant to the Amended and Restated Stock Option Plan described herein (the "Plan").
(2) Calculated in accordance with Rule 457(h) based on the actual exercise price of options previously granted under the Plan and outstanding as of the date of the filing of this registration statement.
(3) The proposed maximum offering price per share was estimated and the registration fee was calculated in accordance with Rule 457(c) and (h) based on the average high and low prices for the Registrant's Common Shares on July 24, 2003, as quoted on the Toronto Stock Exchange.
(4) Proposed maximum offering prices per share and proposed maximum aggregate offering prices have been converted into U.S. Dollars using an exchange rate of 0.716127 U.S. dollars for each Canadian dollar, based upon the noon rate of exchange on July 24, 2003 as reported by the United States Federal Reserve Bank of New York.
(5) Issuable upon exercise of options previously granted under the Plan and outstanding on the date of the filing of this registration statement.
(6) Issuable upon exercise of options that have not yet been granted under the Plan.
(7) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional options and Common Shares that may become issuable by virtue of the anti-dilution adjustment provisions of the Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by GenSci Regeneration Sciences Inc., a corporation organized under the laws of the Province of British Columbia (the "Registrant" or the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

         (a) The Registrant's Annual Report on Form 20-F (File No. 0-25322) for the year ended December 31, 2002 (the "Annual Report"), filed with the Commission on May 21, 2003;

         (b) Each of the Registrant's reports of foreign issuer on Form 6-K filed with the Commission on February 24, 2003, March 4, 2003, April 22, 2003, May 21, 2003 (two reports), June 3, 2003
                  (three reports), June 25, 2003, and July 25, 2003; and

         (c) The description of the Registrant's Common Shares contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

The Registrant's reports on Form 6-K filed with the Commission includes disclosure regarding subsequent events which should be read in conjunction with the Registrant's audited financial statements contained in the Registrant's annual report on Form 20-F for the year ended December 31, 2002.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. For the purposes of this Registration Statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The laws of British Columbia and the Company's Articles permit indemnification of its directors and officers against certain liabilities, which would include liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

         Section 128 of the Company Act (British Columbia) provides as follows:

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         INDEMNIFICATION

         128(1) A company, with the approval of the court, may indemnify a person who is a director or former director of the company or is a director or former director of a corporation of which the company is or was a shareholder, and the person's heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by the person, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which the person is made a party because of being or having been a director, including an action brought by the company or corporation, if:

                           (a) the person acted honestly and in good faith with a view to the best interests of the corporation of which the person is or was a director; and

                           (b) in the case of a criminal or administrative action or proceeding, the person had reasonable grounds for believing that the person's conduct was lawful.

                  (2) The court, on the application of a company, director or former director, may make an order approving an indemnity under this section, and the court may make any further order it considers appropriate.

                  (3) On an application under subsection (2) the court may order notice to be given to any interested person.

                  (4) A company may purchase and maintain insurance for the benefit of a person referred to in this section against any liability incurred by him as a director or officer.

                  (5) Subsections (1) and (3) apply to officers or former officers of a company or of a corporation of which the company is or was a shareholder."

         For the purposes of Section 128, "court" means the Supreme Court of British Columbia.

         The Articles of the Company provide that, subject to the provisions of the Company Act, the Directors shall cause the Company to indemnify a Director or former Director of the Company and the Directors may cause the Company to indemnify a director or former director of a corporation of which the Company is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a Director of the Company or a director of such corporation, including any action brought by the Company or any such corporation.

         The Articles of the Company further provide that, subject to the provisions of the Company Act, the Directors may cause the Company to indemnify any officer, employee or agent of the Company or of a corporation of which the Company is or was a shareholder (notwithstanding that he is also a Director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer, employee or agent of the Company or such corporation. In addition, the Company shall indemnify the Secretary or an Assistant Secretary of the Company (if he shall not be a full time employee of the Company and notwithstanding that he is also a Director) and his respective heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by the Company Act or these Articles.

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         The  Articles of the Company  further  provide that the  Directors  may cause the Company to purchase and maintain insurance for the benefit of any person (and his or her heirs or personal representatives) who is or was serving as a Director, officer, employee or agent of the Company or of any corporation of which the Company is or was a shareholder against any liability incurred by such person acting as such director, officer, employee or agent.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement:

         Number                     Description

         4.1      Amended and Restated Stock Option Plan.

         5.1      Opinion of McCullough O'Connor Irwin.

         23.1     Consent of Ernst & Young LLP, Chartered Accountants.

         23.2 Consent of McCullough O'Connor Irwin (included in the Opinion filed as Exhibit 5.1).

         24.1     Power of Attorney (included on the signature page).

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine California., on the 25th day of July, 2003.


                                           GENSCI REGENERATION SCIENCES INC.


                                         By:       /s/ Douglass Watson
                                            ---------------------------------
                                                       Douglass Watson
                                         President and Chief Executive Officer



                                POWER OF ATTORNEY

         We, the undersigned directors and officers of GenSci Regeneration Sciences Inc., do hereby make, constitute and appoint Douglass Watson, James Trotman, M.D. and Peter Ludlum, and each of them acting individually, our true and lawful attorneys-in-fact and agents, with power to act without any other and with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                 Signature                                         Title                              Date
                 ---------                                         -----                              ----

                                                               President,
                                                        Chief Executive Officer
 /s/ Douglass Watson                                 (Principal Executive Officer)                 July 25, 2003
--------------------------------------------
              Douglass Watson                                 and Director
                                                       (Authorized Representative
                                                         in the United States)

                                                         Chairman of the Board,
/s/ James S. Trotman                                 (Principal Executive Officer)                 July 25, 2003
--------------------------------------------
          James S. Trotman, M.D.                              and Director


                                                        Chief Financial Officer
/s/ Peter Ludlum                                        (Principal Financial and                   July 25, 2003
---------------------------------------
               Peter Ludlum                               Accounting Officer)


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


/s/ Robert Bechard                                              Director                           July 25, 2003
---------------------------------------
            Robert Bechard




/s/ Frank Clark                                                 Director                           July 25, 2003
---------------------------------------
            Frank M. Clark




/s/ Darrell Eliott                                              Director                           July 25, 2003
---------------------------------------
              Darrell Elliott




/s/ Daniel Kollin                                               Director                           July 25, 2003
---------------------------------------
               Daniel Kollin




/s/ Clifford Nordal                                             Director                           July 25, 2003
--------------------------------------------
          Clifford A. Nordal



                                  EXHIBIT INDEX

       Exhibit
       Number                      Description
       ------                      -----------

         4.1      Amended and Restated Stock Option Plan.

         5.1      Opinion of McCullough O'Connor Irwin.

         23.1     Consent of Ernst & Young LLP, Chartered Accountants.

         23.2 Consent of McCullough O'Connor Irwin (included in the Opinion filed as Exhibit 5.1).

         24.1     Power of Attorney (included on the signature page).



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